FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 02 1999

No. C2412-99

Dean Heller
DEAN HELLER SECRETARY OF STATE

#125

Articles of Incorporation
of
Aquistar Ventures (USA) Inc.

The undersigned certifies:

1. **Name of Corporation**. The name of this corporation is Aquistar Ventures (USA) Inc.

2. **Resident Agent**. The resident agent of this corporation in Nevada is Thomas E. Erwin whose address is 1 East Liberty Street, Suite 424, Reno, Washoe County, Nevada.

3. **Purposes; Powers**. The purposes for which the corporation is formed and its powers are:

3.1 To conduct such business as is lawful.

3.2 To purchase, acquire, hold, mortgage, sell, let, lease or otherwise dispose of or deal in real or personal property of every kind, character and description, and to erect, manage, care for, maintain, extend or alter buildings or structures of any kind or character on real property.

3.3 To purchase or otherwise acquire, hold and/or reissue the shares of its capital stock

3.4 To raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust, or otherwise, and incur debt in the purchase or acquisition of property, businesses, rights or franchises, or for additional working capital or for any other object connected with its business or affairs, without limit as to amount.

3.5 To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, private, public or municipal or body politic.

3.6 To guarantee any dividends or bonds or contracts or other obligations.

3.7 To have one or more offices or agencies and keep such books of the company outside of Nevada as are not required by law to be kept in Nevada.

4. **Authorized Capital**. The authorized capital of this corporation shall consist of 50,000,000 shares of the par value of $.001 per share.

5. **Stock Nonassessable**. The capital stock of this corporation shall not be subject to assessment to pay the debts of the corporation, and in this particular the Articles of Incorporation shall not be subject to amendment.

6. **Board of Directors**. The members of the governing board shall be styled "Directors" and their number shall be not less than one (1) nor more than five (5). The names and addresses of the first Directors are as follows:

Name	Address
Neil Quilter	1007 Pinewood Lane Taylor Lake, Texas 77586
William A.F. Norton	Suite 979 103 - 4338 Main Street Whistler, BC, Canada V0N 1B4
Alfredo De Lucrezia	1059 [illegible] Road North Vancouver, BC, Canada V7K 1C4

7. **Liability of Directors and Officers.** No director or officer shall have personal liability to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but nothing herein shall eliminate or limit the liability of a director or officer for:

7.1 Acts or omissions not in good faith;

7.2 Acts or omissions which involve intentional misconduct, fraud or violation of law;

7.3 Acts or omissions in breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

7.4 Acts or omissions from which the director or officer derived an improper personal benefit; or

7.5 Payment of dividends in violation of law.

8. **Indemnification.** The corporation shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The provisions of this Section shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Section.

9. **Perpetual Existence.** This corporation shall have perpetual existence

10. **By-Laws.** The Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of this corporation

11. **Incorporator.** The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

Name	Address
Thomas P. Erwin	One East Liberty Street Suite 424 Reno, Nevada 89501

Certified January 26, 1999

Thomas P. Erwin

STATE OF NEVADA,)
)ss.
COUNTY OF WASHOE.)

These Articles of Incorporation were acknowledged before me on January 26, 1999.

Notary Public

DENISE M. CAIRNS
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 93-5884-2 Expires June 15, 2001

(75.00) PE
PJ01-79327

DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

FILED # C 2412-99

JUN 04 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: AQUISTAR VENTURES (USA) INC.

2. The articles have been amended as follows (provide article numbers, if available):

PARAGRAPH 1. OF THE ARTICLES OF INCORPORATION IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

1. NAME OF CORPORATION. THE NAME OF THIS CORPORATION IS CUSTOM BRANDED NETWORKS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 52% *

4. Signatures (Required):

Steve Browning, President
President or Vice President

and

Steve Browning, Secretary
Secretary or Asst. Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C2412-1999
Document Number: 20050045592-12

Date Filed: 3/3/2005 3:45:15 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1 Name of corporation:
CUSTOM BRANDED NETWORKS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

SECTION 4. IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

4. AUTHORIZED CAPITAL. THE AGGREGATE NUMBER OF SHARES THAT THE CORPORATION WILL HAVE AUTHORITY TO ISSUE IS THREE HUNDRED MILLION (300,000,000), OF WHICH TWO HUNDRED FIFTY MILLION (250,000,000) SHARES WILL BE COMMON STOCK, WITH A PAR VALUE OF $0.001 PER SHARE, AND FIFTY MILLION (50,000,000) SHARES WILL BE PREFERRED STOCK, WITH A PAR VALUE OF $0.001 PER SHARE. THE PREFERRED STOCK MAY BE DIVIDED INTO AND ISSUED IN SERIES. THE BOARD OF DIRECTORS OF THE CORPORATION IS AUTHORIZED TO DIVIDE THE AUTHORIZED SHARES OF PREFERRED STOCK INTO ONE OR MORE SERIES, EACH OF WHICH SHALL BE SO DESIGNATED AS TO DISTINGUISH THE SHARES THEREOF FROM THE SHARES OF ALL OTHER SERIES AND CLASSES. THE BOARD OF DIRECTORS OF THE CORPORATION IS AUTHORIZED, WITHIN ANY LIMITATIONS PRESCRIBED BY LAW, TO FIX AND DETERMINE THE DESIGNATIONS, RIGHTS, QUALIFICATIONS, PREFERENCES, LIMITATIONS AND TERMS OF THE SHARES OF ANY SERIES OF PREFERRED STOCK.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 57%

4 Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5 Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Entity # C2412-1999
Document Number: 20050121307-81
Date Filed: 4/13/2005 11:15:16 AM
In the office of
Dean Heller
Secretary of State

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
CUSTOM BRANDED NETWORKS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

SECTION 1 HAS BEEN AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

1. NAME OF CORPORATION. THE NAME OF THE CORPORATION IS: NOVASTAR RESOURCES LTD.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 58%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.